Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO THE FIRST LIEN CREDIT AGREEMENT

$950,000,000 TRANCHE B TERM LOAN FACILITY

among

SIX FLAGS ENTERTAINMENT CORPORATION (FORMERLY KNOWN AS SIX FLAGS, INC.),

as Parent,

SIX FLAGS OPERATIONS INC.,

as Holdings,

SIX FLAGS THEME PARKS INC.,
as Borrower,

THE REQUIRED LENDERS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

J.P. MORGAN SECURITIES LLC,

As Sole Lead Arranger and Sole Bookrunner

FIRST AMENDMENT

FIRST AMENDMENT, dated as of December 3, 2010 (this “Amendment”), to the First Lien Credit Agreement, dated as of April 30, 2010 (the “Credit Agreement”), among Six Flags Entertainment Corporation, a Delaware corporation, Six Flags Operations Inc., a Delaware corporation, Six Flags Theme Parks Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., a national banking association, as the administrative agent (the “Administrative Agent”), and the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”).  J.P. Morgan Securities LLC is acting as the sole lead arranger and sole bookrunner (in such capacities, the “Sole Lead Arranger”) in connection with this Amendment and the Amended Tranche B Term Loan Facility referred to below.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower.

WHEREAS, the Borrower has requested that the Credit Agreement be amended to, among other things, provide for an extension of, and an increase to an aggregate principal amount of $950,000,000 in, the Tranche B Term Loan Facility (as extended and increased, the “Amended Tranche B Term Loan Facility”) by obtaining New Tranche B Term Loan Commitments (as defined in Section 13 of this Amendment) and having existing Tranche B Term Loans be continued as provided herein.

WHEREAS, the loans under the Amended Tranche B Term Loan Facility (the “New Tranche B Term Loans”) will replace and refinance the currently outstanding Tranche B Term Loans and together with cash on hand will be used to prepay $250,000,000 in aggregate principal amount of the Borrower’s term loans under the Second Lien Credit Agreement (the “Second Lien Term Loans”).  Except as otherwise provided herein, the New Tranche B Term Loans will have the same terms as the Tranche B Term Loans currently outstanding under the Credit Agreement.

WHEREAS, each existing Tranche B Term Loan Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees to continue all or any part of its outstanding Tranche B Term Loans into New Tranche B Term Loans (such continued Tranche B Term Loans, the “Continued Tranche B Term Loans”, and such Lenders, collectively, the “Continuing Tranche B Term Loan Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue its existing Tranche B Term Loans (such existing Tranche B Term Loans, the “Existing Tranche B Term Loans”, and the Lenders of such Existing Tranche B Term Loans, collectively, the “Existing Tranche B Term Loan Lenders”) outstanding on the Amendment Effective Date (as defined below) into New Tranche B Term Loans in a principal amount equal to the aggregate principal amount of such Existing Tranche B Term Loans so continued.  Existing Tranche B Term Loan Lenders which do not become Continuing Tranche B Term Loan Lenders as contemplated by this recital shall not otherwise be permitted to become an Additional Tranche B Term Loan Lender (as defined below).

WHEREAS, subject to the preceding recital, each Person (other than a Continuing Tranche B Term Loan Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith to make New Tranche B Term Loans (collectively, the “Additional Tranche B Term Loan Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make New Tranche B Term Loans to the Borrower on the Amendment Effective Date (the “Additional Tranche B Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Tranche B Term Loan Lender.   The proceeds of the

Additional Tranche B Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Tranche B Term Loans that are not continued as New Tranche B Term Loans by Continuing Tranche B Term Loan Lenders and to prepay all of the Second Lien Term Loans.  At the option of the Sole Lead Arranger with the consent of the Borrower, the Additional Tranche B Term Loans may be made, to the extent of the amount thereof to be used to repay in full the Existing Tranche B Term Loans that are not so continued, by the replacement of such Existing Tranche B Term Loans pursuant to Section 5.17 of the Credit Agreement and the continuation of such Existing Tranche B Term Loans as Continued Tranche B Term Loans by the replacement Lender.

WHEREAS, each Lender other than a New Tranche B Term Loan Lender (as defined below) that is a Revolving Credit Lender that executes and delivers a Lender Addendum solely in its capacity as a Revolving Credit Lender or an Existing Tranche B Term Loan Lender that executes and delivers a Lender Addendum solely in its capacity as an Existing Tranche B Term Loan Lender and not as a New Tranche B Term Loan Lender will thereby agree to the terms of this Amendment but will not thereby agree to continue its Existing Tranche B Term Loans as New Tranche B Term Loans or to have made any commitment to make New Tranche B Term Loans.

WHEREAS, the Borrower has requested that the Credit Agreement be further amended to, among other things, effect certain changes to the prepayment provisions and financial and negative covenants, in each case on the terms set forth below.

WHEREAS, the Continuing Tranche B Term Loan Lenders and the Additional Tranche B Term Loan Lenders (collectively, the “New Tranche B Term Loan Lenders”) are severally willing to continue their Existing Tranche B Term Loans as New Tranche B Term Loans and/or to make New Tranche B Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment.

WHEREAS, the Required Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments to Section 1.

(a)  Section 1.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the definitions of “First Lien Debt”, “First Lien Leverage Ratio”, “Permitted Second Lien Refinancing Indebtedness” and “Purchase Price”.

(b)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by inserting, in its proper alphabetical order, the following new definitions:

“First Amendment”: the First Amendment, dated the First Amendment Effective Date, to this Agreement.

“First Amendment Effective Date”: December 3, 2010.

(c)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Applicable Margin” by inserting the following sentence at the end thereof:

“The Applicable Margin applicable to Tranche B Term Loans during any Interest Period shall be decreased by 0.25% for each day during such Interest Period (i) on which the Borrower’s corporate family rating from Moody’s is Ba3 or better as of the end of such day, (ii) on which the Borrower’s corporate credit rating from S&P is BB- or better as of the end of such day or (iii) the Senior Secured Leverage Ratio is equal to or less than 3.00 to 1.00, commencing with respect to each such decrease on the third Business Day following receipt by the Administrative Agent of a certificate from a Responsible Officer of Parent certifying the same.”

(d)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Consolidated Interest Expense” by inserting the phrase “, but excluding any Indebtedness under the New Time Warner Facility” immediately after the phrase “during such period” where it appears in the second parenthetical phrase therein”.

(e)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Consolidated Total Debt” by inserting the parenthetical phrase “(including, for the avoidance of doubt, any Indebtedness under the New Time Warner Facility)” immediately after the phrase “Parent and its Subsidiaries” where it appears in clause (a) thereof.

(f)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Eurocurrency Base Rate” by replacing “2%” where it appears in clause (a) thereof with “1.50%”.

(g)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by replacing the definitions of “Liquidity Put Threshold Amount” and “Tranche B Term Loan”, respectively, with the following definitions:

“Liquidity Put Threshold Amount”: an amount equal to (a) for the fiscal year ending December 31, 2010, $10,000,000, (b) for the fiscal year ending December 31, 2011, $12,500,000, and (c) for each fiscal year thereafter, $15,000,000.

“Tranche B Term Loan”: as defined in Section 2.1, but shall include any Tranche B Term Loan made hereunder pursuant to the First Amendment on the First Amendment Effective Date.”

(h)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “IP Percentage” by (i) replacing the term “First Lien Leverage Ratio” where it appears in clause (b) thereof with “Senior Secured Leverage Ratio”, and (ii) replacing the number “3.25” where it appears in clause (b) thereof with “3.75”.

(i)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Loan Documents” by inserting “the First Amendment,” immediately before the words “the Security Documents”.

(j)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Second Lien Credit Documents” by deleting the phrase “or any Permitted Second Lien Refinancing Indebtedness” where it appears in the fourth line thereof.

(k)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by (i) amending the definition of “Senior Secured Debt” by deleting the phrase “and under the Second Lien Credit Agreement” where it appears in clause (a) thereof and (ii) inserting the parenthetical phrase “(excluding, for the avoidance of doubt, any Indebtedness under the New Time Warner Facility)” immediately after the phrase “the Borrower and its Subsidiaries” where it appears in clause (a) thereof.

(l)  Section 1.1 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by amending the definition of “Loan Parties” by inserting the following proviso immediately before the period at the end thereof:

“; provided that any such Person shall cease to be a Loan Party at the time such Person ceases to exist or is Disposed of to a non-Loan Party, in each case, to the extent permitted by this Agreement”.

SECTION 3.  Amendments to Section 2.

(a)  Section 2.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following sentence immediately after the first sentence thereof:

“On the First Amendment Effective Date, the New Tranche B Term Loans (as defined in the First Amendment) shall constitute, on the terms provided in the First Amendment, Tranche B Term Loans and the Continuing Tranche B Term Loans (as defined in the First Amendment) shall be ratified and confirmed as Tranche B Term Loans in all respects.”

(b)  Section 2.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the schedule set forth therein with the following schedule:

“Installment	Principal Amount

March 31, 2013	$2,375,000
June 30, 2013	$2,375,000
September 30, 2013	$2,375,000
December 31, 2013	$2,375,000
March 31, 2014	$2,375,000
June 30, 2014	$2,375,000
September 30, 2014	$2,375,000
December 31, 2014	$2,375,000
March 31, 2015	$2,375,000
June 30, 2015	$2,375,000
September 30, 2015	$2,375,000
December 31, 2015	$2,375,000
March 31, 2016	$2,375,000
Tranche B Maturity Date	$919,125,000	”

SECTION 4.  Amendments to Section 3.  Section 3.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the amount “$150,000,000” where it appears therein with “$200,000,000”.

SECTION 5.  Amendments to Section 5.

(a)  Section 5.4 of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the reference to “Closing Date” in the second to last sentence thereof with a reference to “First Amendment Effective Date”.

(b)  Section 5.5(b) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) inserting a new subclause (i) immediately before the existing subclause (i) in the proviso thereof as follows: “(i) Net Cash Proceeds received by the Borrower or any of its Subsidiaries from Asset Sales or Recovery Events in any fiscal year not to exceed $10,000,000 in the aggregate,” and (ii) renumbering existing clauses (i) and (ii) as (ii) and (iii).

(c)  Section 5.5(d) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) inserting the word “and” immediately before “third” where it appears therein, and (ii) deleting the phrase “to the prepayment of outstanding loans under the Second Lien Credit Agreement and fourth,” where it appears therein.

(d)  Section 5.11(d) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) inserting “and” immediately before clause (ii), deleting the phrase “, and (iii) the Borrower shall use the remaining portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders to prepay the loans under the Second Lien Credit Agreement to the extent required thereby”, where it appears therein and (iii) replacing the final proviso with the following:

“provided, however, that if after giving pro forma effect to the transactions described in clause (ii) the Senior Secured Leverage Ratio would be greater than 3.50 to 1.00, the Tranche B Term Loan Lenders shall not have the option to decline such mandatory prepayment and all such Net Cash Proceeds shall be applied toward the Tranche B Term Loans.”

SECTION 6.  Amendment to Section 6.

(a)  Section 6.4 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the (i) parenthetical phrase “(as well as the Intercreditor Agreement)” where it appears in the second sentence thereof, and (ii) phrase “and the Intercreditor Agreement” where it appears in the penultimate sentence thereof.

(b)  Section 6.5 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the phrase “and the Liens created under the Second Lien Credit Facility” where it appears at the end thereof.

SECTION 7.  Amendment to Section 7.2. Section 7.2(b) of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the parenthetical phrase “(including with respect to Section 9.17, which shall be calculated for this purpose as if such extension of credit had occurred on a pro forma basis at the end of the most recent fiscal month)” where it appears therein.

SECTION 8.  Amendments to Section 9.

(a)  Section 9.1 of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing it with the following:

“9.1.       Senior Secured Leverage Ratio.  Permit the Senior Secured Leverage Ratio as at the last day of any Measurement Period of the Borrower ending on or closest to the applicable date set forth below to exceed the ratio set forth opposite such date:

Date	Senior Secured Leverage Ratio

December 31, 2010	5.75 to 1.00
March 31, 2011	5.75 to 1.00
June 30, 2011	5.75 to 1.00
September 30, 2011	5.75 to 1.00
December 31, 2011	5.25 to 1.00
March 31, 2012	5.25 to 1.00
June 30, 2012	5.25 to 1.00
September 30, 2012	5.25 to 1.00
December 31, 2012	4.75 to 1.00
March 31, 2013	4.75 to 1.00
June 30, 2013	4.75 to 1.00
September 30, 2013	4.75 to 1.00
December 31, 2013 and thereafter	4.50 to 1.00

(b)  Section 9.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing it with the following:

“9.2.       Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as at the last day of any Measurement Period of the Borrower to be less than 2.00 to 1.00; provided that (i) Consolidated Interest Expense for the Measurement Period ended December 31, 2010 shall be deemed to equal $52,458,532 and (ii) for the purpose of determining Consolidated Interest Coverage Ratio for the fiscal quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for each such fiscal quarter (and, in the case of March 31, 2011, June 30, 2011 and September 30, 2011, respectively, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.”

(c)  Section 9.3(c) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the term “First Lien Leverage Ratio” where it appears in subclause (iii) of the proviso thereto with “Senior Secured Leverage Ratio”, and (ii) replacing the number “3.00” where it appears in subclause (iii) of the proviso thereto with “3.50”.

(d)  Section 9.3(g) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the amount “$100,000,000” where it appears in subclause (i) thereof with “$150,000,000”.

(e)  Section 9.3(h) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the amount “$50,000,000” where it appears in subclause (i) thereof with “$150,000,000”.

(f)  Section 9.3(i) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing it with the following:

“(i)          [Reserved];”

(g)  Section 9.3(n) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the term “First Lien Leverage Ratio” in each place it appears therein with “Senior Secured Leverage Ratio”, (ii) replacing the number “3.00” where it appears in subclause (ii)

thereof with “3.50”, (iii) replacing the number “3.25” where it appears in subclause (iii) thereof with “3.75” and (iv) replacing the number “5.00” where it appears in subclause (iii) thereof with “5.50”.

(h)  Section 9.4(k) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing it with the following:

“(k)         [Reserved];”

(i)  Section 9.4(v) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the amount “$10,000,000” where it appears therein with “$25,000,000”.

(j)  Section 9.5(c)(vii)(C) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the term “First Lien Leverage Ratio” in each place it appears therein with “Senior Secured Leverage Ratio”.

(k)  Section 9.5(e)(i)(A) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the reference to “Sections 9.1 and 9.2” where it appears therein with a reference to “Section 9.1”, (ii) replacing the term “First Lien Leverage Ratio” where it appears therein with “Senior Secured Leverage Ratio” and (iii) deleting “to 1.00 times” where it appears therein.

(l)  Section 9.5(e)(i) of the Credit Agreement is hereby further amended as of the Amendment Effective Date by (i) inserting the word “and” after subclause (D) thereof and (ii) deleting subclause (E) thereof in its entirety and relettering subclause (F) thereof as subclause (E).

(m)  Section 9.6(c)(vi) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the amount “$2,000,000” where it appears therein with “$10,000,000”.

(n)  Section 9.6(c)(xii) of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing such clause with the following:

“(xii) Dispositions related to Recovery Events (without giving effect to the dollar threshold set forth in the definition thereof); provided that with respect to all Dispositions permitted by this clause (xii) the requirements of Section 5.5(b) (giving effect to the dollar threshold set forth in the definition of Recovery Events) are complied with in connection therewith (subject to Section 5.11),”

(o)  Section 9.6(e) of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting “Parent,” immediately before the phrase “the Borrower and Holdings” in the first line thereof.

(p)  Section 9.6(h) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) deleting “(x)” where it appears in the third line thereof, (ii) deleting the phrase “minus (y) the aggregate prepayments on account of the loans under the Second Lien Credit Agreement as a result of the operation of Section 5.5(d) made at any time when the pro forma First Lien Leverage Ratio exceeds 2.50 to 1.00” where it appears therein, (iii) replacing the term “First Lien Leverage Ratio” in subclause (ii)(x) of the proviso thereto with “Senior Secured Leverage Ratio”, (iv) replacing the number “3.00” in subclause (ii)(x) of the proviso thereto with “3.50”, and (v) replacing the number “2.50” in subclause (ii)(x) of the proviso thereto with “3.00”.

(q)  Section 9.6(i) of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the amount “$2,500,000” where it appears therein with “$5,000,000” and (ii) deleting the word “and” where it appears at the end thereof.

(r)  Section 9.6 of the Credit Agreement is hereby further amended as of the Amendment Effective Date by (i) replacing the period at the end of clause (j) thereof with “; and” and (ii) inserting the following new clause (k) immediately after clause (j) thereof:

“(k)  Each of Parent, the Borrower and Holdings may make additional Restricted Payments during any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2011 (i) up to an amount equal to 50% of that portion of Excess Cash Flow in respect of the prior fiscal year not applied to prepay Tranche B Term Loans pursuant to Section 5.5(c) if the Senior Secured Leverage Ratio is greater than or equal to 3.00 to 1.00 or (ii) up to an amount equal to 100% of that portion of Excess Cash Flow in respect of the prior fiscal year not applied to prepay Tranche B Term Loans pursuant to Section 5.5(c) if the Senior Secured Leverage Ratio is less than 3.00 to 1.00 (it being understood and agreed that the Restricted Payments permitted to be made pursuant to this proviso shall not be funded with the proceeds of Revolving Credit Loans).”

(s)  Section 9.7 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) replacing the amount “$110,000,000” where it appears in the second sentence thereof with “$125,000,000” and (ii) deleting “9.5(e) or” where it appears in the last line thereof.

(t)  Section 9.8 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) deleting “9.5(e) or” where it appears in clause (i) thereof, (ii) deleting “and” where it appears at the end of clause (v) thereof, (iii) replacing the period where it appears at the end of clause (w) thereof with “; and” (iv) inserting the following new clause (x) immediately after clause (w) thereof:

“(x)          Investments consisting of the acquisition of additional interests in HWP and HWP Management, Inc.”

(u)  Section 9.9 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) deleting the phrases “, any Permitted Second Lien Refinancing Indebtedness” and “or any Permitted Second Lien Refinancing Indebtedness permitted under Section 9.3(i)” in each place such phrases appear therein, and (ii) replacing clause (b) in the first parenthetical thereof with the following new clause (b):

“(b) the voluntary prepayment of all Indebtedness under the Second Lien Credit Agreement and interest and fees thereon funded with cash on hand and Net Cash Proceeds of New Tranche B Term Loans made pursuant to the First Amendment.”

(v)  Section 9.12 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the phrase “the Second Lien Credit Documents,” where it appears therein.

(w)   Section 9.14 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) inserting “or” at the end of clause (b), and (ii) deleting clauses (d) and (e) in their entirety.

(x)  Section 9.15 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the phrase “the Second Lien Credit Documents,” in each place such phrase appears therein.

(y)  Section 9.17 of the Credit Agreement is hereby deleted in its entirety as of the Amendment Effective Date.

SECTION 9.  Amendment to Section 10.  Section 10(l)(iii) of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the phrase “the Second Lien Credit Agreement,” where it appears therein.

SECTION 10.  Amendments to Section 11.

(a)  Section 11.11 of the Credit Agreement is hereby deleted in its entirety as of the Amendment Effective Date.

(b)  Section 11.12 of the Credit Agreement is hereby renumbered as Section 11.11 as of the Amendment Effective Date.

SECTION 11.  Amendments to Section 12.

(a)  Section 12.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by replacing the notice information set forth therein with respect to Parent or Holdings with the following:

Parent or Holdings	c/o Six Flags Operations Inc. 924 Avenue J East, Grand Prairie, Texas 75050 Attention: Chief Financial Officer Telecopy: 212-354-3089 Electronic Mail: jmDuffey@sftp.com Telephone: 972-595-5106

with a copy to:	Six Flags Operations Inc. 924 Avenue J East, Grand Prairie, Texas 75050 Attention: General Counsel Telecopy: 212-354-3089 Electronic Mail: lBalk@sftp.com Telephone: 972-595-5192

(b)  Section 12.20 of the Credit Agreement is hereby deleted in its entirety as of the Amendment Effective Date.

SECTION 12.  Conditions to Effectiveness of Amendment.  This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “Amendment Effective Date”):

(a)  Amendment Documentation.  The Administrative Agent shall have received (i) a counterpart of this Amendment, executed and delivered by a duly authorized officer of Parent, Holdings and the Borrower and (ii) Lender Addenda, executed and delivered by the Required Lenders.

(b)  Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid in connection herewith, including for the account of (i) each Existing Tranche B Term Loan Lender executing and delivering a Lender Addendum providing that it shall be a Continuing Tranche B

Term Loan Lender for Existing Tranche B Term Loans prior to 5:00 p.m. (EST) on November 30, 2010, a fee (each, an “Existing Tranche B Upfront Fee”) equal to 100 basis points of the outstanding principal amount of such Existing Tranche B Term Loan Lender’s Existing Tranche B Term Loans so continued (consisting of (A) an amendment consent fee of 50 basis points and (B) an upfront fee of 50 basis points) and (ii) each Additional Tranche B Term Loan Lender executing and delivering a Lender Addendum providing that it shall be an Additional Tranche B Term Loan Lender for Additional Tranche B Term Loans in an amount equal to its commitment to make Additional Tranche B Term Loans prior to 5:00 p.m. (EST) on November 30, 2010, an upfront fee (each, an “Additional Tranche B Upfront Fee”) equal to 50 basis points of the amount of such commitment to provide Additional Tranche B Term Loans (it being understood that a Lender shall be entitled to both an Existing Tranche B Upfront Fee and an Additional Tranche B Upfront Fee to the extent such Lender is both a Continuing Tranche B Term Loan Lender and an Additional Tranche B Term Loan Lender).  The Administrative Agent shall have been reimbursed for all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent).  All such amounts will be paid with cash on hand of Parent and its Subsidiaries or with proceeds of Loans made on the Amendment Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Amendment Effective Date.

(c)  Legal Opinion. The Administrative Agent shall have received a legal opinion from Paul, Hastings, Janofsky & Walker LLP, special counsel to Parent, Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

(d)   Closing Certificates.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment Effective Date, substantially in the form of Exhibit A hereto, with appropriate insertions and attachments.

(e)  Lien Searches.  The Administrative Agent shall have received the results of a recent Uniform Commercial Code lien search in Delaware with respect to the Borrower, and such search shall reveal no Liens on any of the Property of the Borrower, except for Permitted Liens or Liens to be discharged prior to or at the Amendment Effective Date.

(f)  Collateral.  The Borrower and the other Loan Parties shall have executed an instrument of acknowledgement and confirmation reasonably satisfactory to the Administrative Agent with respect to the guarantees, security interests and liens created under the Security Documents and the effectiveness and enforceability thereof for the benefit of the New Tranche B Term Loans.  It is hereby further agreed that:

(A)  with respect to each Mortgaged Property, the Borrower will deliver to the Administrative Agent within 60 days of the Amendment Effective Date (or within such other period as to which the Administrative Agent may reasonably agree): (1) an amendment to the Mortgage on such Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, (2) a “date-down” endorsement to the existing title insurance policy (or a “reissued title policy”) for such Mortgaged Property issued by the title company that issued such existing title insurance policy, which endorsement shall update the effective date of such existing title insurance policy and amend the description of the insured existing Mortgage to include the amendment to such existing Mortgage and (3) reasonably satisfactory evidence that the Borrower has paid all premiums in respect of the endorsement to the existing title policy (or the reissued title policy) for such Mortgaged Property, as well as any charges for mortgage recording taxes and mortgage filing fees payable in connection with the recording of the amendment to the Mortgage for such Mortgaged Property; and

(B)  legal opinions with respect to the Mortgages on the Mortgaged Properties shall not be required in connection with this Amendment.

(g)  Prepayment of the Second Lien Term Loans and Existing Tranche B Term Loans.  The Administrative Agent shall have received evidence satisfactory to it that all amounts owed and outstanding in connection with the Second Lien Term Loans, including all accrued interest thereon, and all amounts owed and outstanding to Existing Tranche B Term Loan Lenders in connection with Existing Tranche B Term Loans that are not being continued as New Tranche B Term Loans pursuant to this Amendment, including all accrued interest thereon and all accrued interest on the other Existing Tranche B Term Loans, shall have been paid in full in cash or arrangements satisfactory to the Administrative Agent have been made therefor.

SECTION 13.  New Tranche B Term Loans.  (a) Subject to the terms and conditions set forth herein, (i) each Continuing Tranche B Term Loan Lender agrees to continue its Existing Tranche B Term Loans (or the portion thereof specified for continuation in its Lender Addendum to this Amendment) as a New Tranche B Term Loan on the date requested by the Borrower to be the Amendment Effective Date (which date shall not be later than December 10, 2010) in a principal amount equal to such Existing Tranche B Term Loans and (ii) each Additional Tranche B Term Loan Lender agrees to make a New Tranche B Term Loan on such date to the Borrower in a principal amount equal to such Additional Tranche B Term Loan Lender’s New Tranche B Term Loan Commitment.  For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a New Tranche B Term Loan Lender as of the Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a Lender Addendum in its capacity as a New Tranche B Term Loan Lender.  The Borrower shall give notice to the Administrative Agent of the proposed Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Tranche B Term Loan Lender and each Additional Tranche B Term Loan Lender thereof.

(b) Each Additional Tranche B Term Loan Lender will make its New Tranche B Term Loan on the Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.2 of the Credit Agreement, an amount equal to its New Tranche B Term Loan Commitment.  Any portion of an Existing Tranche B Term Loan continued by a Continuing Tranche B Term Loan Lender as a New Tranche B Term Loan as contemplated herein is referred to herein as a “Continued Loan”.  The “New Tranche B Term Loan Commitment” (i) of any Continuing Tranche B Term Loan Lender will be such amount of its Existing Tranche B Term Loans to be continued as an equal amount of New Tranche B Term Loans and (ii) of any Additional Tranche B Term Loan Lender will be such amount (not exceeding any commitment offered by such Additional Tranche B Term Loan Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Amendment Effective Date.  The commitments of the Additional Tranche B Term Loan Lenders and the continuation undertakings of the Continuing Tranche B Term Loan Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Tranche B Term Loan.  The New Tranche B Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.2 and 5.6.  Upon continuation, the Continued Tranche B Term Loans shall be Base Rate Loans or Eurocurrency Loans with Interest Periods as determined by the Borrower, and the Lenders having Existing Tranche B Term Loans that are prepaid or continued in connection with the making of the New Tranche B Term Loans shall be entitled to the benefits of Section 5.14 of the Credit Agreement with respect thereto.

(c) The obligation of each New Tranche B Term Loan Lender to make or acquire by continuation New Tranche B Term Loans on the Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 12 of this Amendment.

(d)   On and after the Amendment Effective Date, each reference in the Credit Agreement to “Tranche B Term Loans” shall be deemed a reference to the New Tranche B Term Loans contemplated hereby, except as the context may otherwise require.  Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments (other than to the extent set forth in Section 12 of this Amendment) shall continue in full force and effect with respect to, and for the benefit of, each Existing Tranche B Term Loan Lender in respect of such Lender’s Existing Tranche B Term Loans.

SECTION 14.  Prepayment Fee. The Borrower will pay the 1.0% fee required under Section 5.4 of the Credit Agreement to each Existing Tranche B Term Loan Lender in respect of  the repayment of such Lender’s Existing Tranche B Term Loans (or, as contemplated by the fifth recital of this Amendment, any replacement thereof pursuant to Section 5.17 of the Credit Agreement); provided, however, that, notwithstanding anything in Section 5.4 of the Credit Agreement to the contrary, each Continuing Tranche B Term Loan Lender hereby agrees that the fee required to be paid by the Borrower to each Continuing Tranche B Term Loan Lender pursuant to Section 5.4 of the Credit Agreement shall be satisfied by the receipt of the Existing Tranche B Upfront Fee on the Continued Tranche B Term Loans continued as New Tranche B Term Loans by such Continuing Tranche B Term Loan Lender on the Amendment Effective Date.  For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Sole Lead Arranger, any Lender with Existing Tranche B Term Loans which are replaced as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Tranche B Term Loans so replaced, at par, and pay all accrued interest thereon and the prepayment fee described herein, be deemed to have assigned such Loans pursuant to a form of Assignment and Acceptance and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith.  The Lenders hereby agree to waive the notice requirements of Sections 5.4 and 12.6(f) of the Credit Agreement in connection with the prepayment or replacement of Existing Tranche B Term Loans contemplated hereby.

SECTION 15.  Waiver.  Each of the Continuing Tranche B Term Loan Lenders signatory hereto hereby waives any rights to payment or other claims under Section 5.11 of the Credit Agreement that such Lender may otherwise have against any Existing Tranche B Term Loan Lender which does not elect to become a Continuing Tranche B Term Loan Lender pursuant to this Amendment for payments of the 1.0% fee to the extent required under Section 5.4 of the Credit Agreement that are made in accordance with Section 14 of this Amendment.

SECTION 16.  Representations and Warranties.  The Borrower hereby represents and warrants that (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier time, in which case such representations and warranties were true and correct in all material respects as of such earlier time; provided that, to the extent any such representation and warranty is already qualified by materiality or by reference to material adverse effect, such representation shall be true and correct in all respects; provided further that, each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 17.  Effects on Credit Documents.  Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

SECTION 18.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 12.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 19.  Loan Document.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 20.  Amendments; Execution in Counterparts.  This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Required Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SIX FLAGS ENTERTAINMENT CORPORATION,
as Parent

By:	/s/ John M. Duffey
Name: John M. Duffey
Title: Executive Vice President and Chief Financial Officer

SIX FLAGS OPERATIONS INC.
as Holdings

By:	/s/ John M. Duffey
Name: John M. Duffey
Title: Executive Vice President and Chief Financial Officer

SIX FLAGS THEME PARKS INC.
as Borrower

By:	/s/ John M. Duffey
Name: John M. Duffey
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner

By:	/s/ Christophe Vohmann
Name: Christophe Vohmann
Title: Executive Director